EXHIBIT 21

HASBRO, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant (a)

Name Under Which Subsidiary	State or Other Jurisdiction of
Does Business	Incorporation or Organization
---------------------------	-----------------------------
Hasbro International, Inc.	Delaware
Hasbro Latin America Inc.	Delaware
Hasbro Chile LTDA	Chile
Hasbro International Holdings, B.V.	Netherlands
Hasbro do Brasil Ind E Com	Brazil
Hasbro de Mexico S.R.L. de C.V.	Mexico
Hasbro SA	Switzerland
Hasbro Holding S.A.	Switzerland
Hasbro Canada Corporation	Nova Scotia
Hasbro Netherlands Holdings, B.V.	Netherlands
Hasbro France S.A.S.	France
Hasbro Deutschland GmbH	Germany
Hasbro Italy S.r.l.	Italy
Hasbro Asia-Pacific Marketing Ltd.	Hong Kong
Hasbro Trading Co. Ltd.	China
Hasbro (Schweiz) AG	Switzerland
Hasbro U.K. Limited	United Kingdom
Hasbro B.V.	Netherlands
Hasbro Hellas Industrial & Commercial Company S.A.	Greece
Hasbro Iberia, S.L.	Spain
S.A. Hasbro Belgium N.V.	Belgium
Hasbro Oyuncak Sanayi Ve Ticaret A.S.	Turkey
Hasbro Far East LTD	Hong Kong
Hasbro Australia Pty Ltd	Australia
Hasbro Australia Limited	Australia
Hasbro International Trading B.V.	Netherlands
Hasbro European Trading B.V.	Netherlands
Hasbro Czech S.R.O.	Czech Republic
Hasbro Emerging Markets B.V.	Netherlands
Hasbro Korea Ltd.	Korea
Hasbro Peru S.R.L.	Peru
Hasbro Romania SRL	Romania
Hasbro Colombia SAS	Colombia
Hasbro Thailand Ltd.	Thailand
Hasbro Russia LLC	Russia
Hasbro Irish Holdings Designated Activity Co.	Ireland
Boulder Media Limited	Ireland

Sobral Ltd.	Bermuda
Allspark Animation LLC	Delaware
My Little Pony G5 Productions LLC	Delaware
Hasbro Studios LLC	Delaware
Hasbro Managerial Services, LLC	Rhode Island
Wizards of the Coast LLC	Delaware
Entertainment One Ltd.	Canada
Hasbro Consumer Products Licensing Limited	United Kingdom
Hasbro Hong Kong Limited	Hong Kong
Entertainment One Television Productions Ltd.	Canada
Entertainment One Television International Ltd.	Canada
Entertainment One Television Copyrights Ltd (US Branch)	Canada
Deluxe Pictures LLC	Canada
Seville Pictures Inc.	Canada
Entertainment One UK Limited	United Kingdom
eOne Features (Development) Limited	United Kingdom
Entertainment One Films Australia Pty Ltd	Australia
Blackfin Inc.	New York
Entertainment One Film USA LLC	California
Entertainment One Licensing US, Inc.	California
Momentum Pictures, LLC	California
eOne Features LLC	California
Renegade Entertainment, LLC	California
Round Room Live LLC	California
Sierra Pictures LLC	California
Sierra/Affinity LLC	California
Entertainment One Reality Productions LLC	California
Entertainment One Television USA LLC	California
Foxburg Financing LLC	California
Foxburg Financing 2 LLC	California
Foxburg Financing 3 LLC	California
Foxburg Financing 4 LLC	California
Entertainment One ATL Productions Inc.	California
Deputy Holdings, LLC	California

(a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.